UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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United Security Bancshares

(Name of Registrant as Specified In Its Charter)

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United Security Bancshares

Notice of Annual Meeting of Shareholders

May 19, 2010

The Proxy Statement and 2009 Annual Report to Stockholders

are available at http://unitedsecuritybancshares.investorroom.com.

To the Shareholders of

United Security Bancshares:

Notice is hereby given that the annual meeting of shareholders of United Security Bancshares will be held at the Company’s corporate offices, located at 2126 Inyo Street, Fresno, California, on Wednesday, May 19, 2010 at 7:00 p.m. for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect ten (10) persons to serve as directors of United Security Bancshares until their successors are duly elected and qualified.

Robert G. Bitter, Pharm. D.	Ronnie D. Miller
Stanley J. Cavalla	Walter Reinhard
Tom Ellithorpe	John Terzian
R. Todd Henry	Dennis R. Woods
Robert M. Mochizuki	Michael T. Woolf, D.D.S.

2.	Ratification of the Registered Independent Public Accounting Firm for 2010. To ratify the selection of Moss Adams LLP as independent public accountants for United Security Bancshares for the year ending December 31, 2010.

3.	Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The board of directors has fixed the close of business on March 26, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting.

Section 3.3 of Article III of the Bylaws sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

By Order of the Board of Directors

Dated: April 20, 2010	Robert G. Bitter, Secretary

The enclosed proxy is solicited by the board of directors. Please indicate on the proxy whether or not you expect to attend the meeting so that we can arrange adequate accommodations.

Proxy Voting: Your vote is important. Unless you plan to vote in person at the meeting, please submit your proxy as soon as possible via either the Internet, telephone or mail.

United Security Bancshares

Proxy Statement

Annual Meeting of Shareholders

May 19, 2010

Introduction

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2010 annual meeting of shareholders of United Security Bancshares (also referred as to the “Company”) to be held on Wednesday, May 19, 2010 at 7:00 p.m. at the Company’s corporate offices at 2126 Inyo Street, Fresno, California, and at any and all adjournments thereof.

It is anticipated that this proxy statement and the accompanying notice and form of proxy will be mailed on or about April 20, 2010 to shareholders eligible to receive notice of, and to vote at, the meeting. This Proxy Statement and the 2009 Annual Report to Stockholders are also available at http://unitedsecuritybancshares.investorroom.com.

General Information

Voting By Proxy. Whether or not you plan to attend the annual meeting, you may submit a proxy to vote the shares registered in your name via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.eproxy.com/ubfo and follow the instructions. You will need information from your proxy card or electronic delivery notice to submit your proxy.

•	By Telephone: Call 1.800.560.1965 and follow the voice prompts. You will need information from your proxy card or electronic delivery notice to submit your proxy.

•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the holder of record. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations “FOR”:

•	Proposal 1: Election to the Board of the 10 nominees named in this proxy statement; and

•	Proposal 2: Ratification of the registered independent public accounting firm for 2010.

If other matters properly come before the annual meeting, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the annual meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations on any of the above items.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised by:

•	written notice of revocation delivered to the Corporate Secretary;

•	a properly executed proxy of a later date mailed to the Company;

•	casting a new vote by telephone or Internet; or

•	voting in person at the annual meeting.

Persons Making the Solicitation

This solicitation of proxies is made by the board of directors of United Security Bancshares. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in the solicitation of proxies for the meeting will be borne by United Security Bancshares. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers and employees of United Security Bancshares may solicit proxies personally or by telephone, without receiving special compensation.

Voting Securities

There were issued and outstanding 12,496,487 shares of United Security Bancshares’ common stock on March 26, 2010, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the meeting. On any matter submitted to the vote of the shareholders, each holder of United Security Bancshares’ common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of United Security Bancshares as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of United Security Bancshares gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management’s recommendation. The effect of broker non-votes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain

Beneficial Owners and Management

Management of United Security Bancshares knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of United Security Bancshares’ common stock, except as set forth in the table below. The following table sets forth, as of March 1, 2010, the number and percentage of shares of United Security Bancshares’ outstanding common stock beneficially owned, directly or indirectly, by each of United Security Bancshares’ directors, named executive officers and principal shareholders and by the directors and executive officers of United Security Bancshares as a group. The shares “beneficially owned” are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 1, 2010. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements that may, at a subsequent date, result in a change of control of United Security Bancshares.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Directors and Named Executive Officers:
Robert G. Bitter, Pharm. D.	242,057	(2)	1.9%
Rhodlee A. Braa	165,670	(3)	1.3%
Stanley J. Cavalla	578,737	(4)	4.6%
Kenneth L. Donahue	290,151	(5)	2.3%
Tom Ellithorpe	145,624	(6)	1.2%
David L. Eytcheson	185,541	(7)	1.5%
R. Todd Henry	49,569	(8)	*
Ronnie D. Miller	214,586	(9)	1.7%
Robert M. Mochizuki	91,175	(10)	*
Walter Reinhard	584,944		4.7%
William F. Scarborough	67,841	(11)	*
John Terzian	242,728	(12)	1.9%
Dennis R. Woods	914,678	(13)	7.2%
Michael T. Woolf, D. D. S.	20,567		*
All Directors and Executive Officers as a Group
(14 in all)	3,793,868		30.0%

Principal Shareholder
Audry “Bobbi” Thomason	756,790	(14)	6.1%

*	Less than one percent (1%).
(1)	Includes shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 1, 2010. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person.

(Footnotes continued on next page)

(2)	Dr. Bitter has shared voting powers as to powers as to 204,383 of these shares and shared investment powers as to 204,383 of these shares. Dr. Bitter also disclaims ownership of 37,581 of these shares held by the IRA of his spouse.
(3)	Mr. Braa has shared voting and investment powers as to 51,620 of these shares.
(4)	Mr. Cavalla has shared voting powers as to 298,916 of these shares and shared investment powers at to 363,450 of these shares
(5)	Mr. Donahue has shared voting and investment powers as to 287,866 of these shares.
(6)	Mr. Ellithorpe has shared voting and investment powers as to 56,389 shares.
(7)	Mr. Eytcheson has shared voting and investment powers as to 185,541 of these shares.
(8)	Mr. Henry has 6,369 shares acquirable by exercise of stock options.
(9)	Mr. Miller has shared voting and investment powers as to 193,061 of these shares.
(10)	Mr. Mochizuki has shared voting and investment powers as to 80,560 shares and has 10,615 shares acquirable by exercise of stock options.
(11)	Mr. Scarborough has shared voting and investment powers as to 4,150 shares and 63,691 shares acquirable by exercise of stock options.
(12)	Mr. Terzian has shared voting and investment powers as to 197,593 of these shares. Mr. Terzian disclaims ownership of 27,600 shares that he has beneficial ownership as a custodian for minors and his wife’s IRA.
(13)	Mr. Woods has shared voting and investment powers as to 752,187 of these shares, and has 53,076 shares acquirable by exercise of stock options. Mr. Woods disclaims ownership of 48,250 shares that he has beneficial ownership as a custodian for minors. Mr. Woods’ address is c/o United Security Bancshares, 2126 Inyo Street, Fresno, California 93721.
(14)	Ms. Thomason’s address is c/o United Security Bancshares, 2126 Inyo Street, Fresno, California 93721.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires United Security Bancshares’ directors and certain executive officers and persons who own more than ten percent of a registered class of United Security Bancshares’ equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish United Security Bancshares with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 4 or 5 were required for those persons, United Security Bancshares believes that, during 2009 the Reporting Persons complied with all filing requirements applicable to them, except Mr. Tom Ellithorpe, Mr. John Terzian, Mr. Robert Mochizuki, Mr. Mike Woolf and Mr. Walter Reinhard, who each inadvertently filed one Form 4 late, Mr. Ron Miller, inadvertently file three Form 4’s late.

The Board of Directors and Committees

United Security Bancshares’ board of directors met 12 times in 2009. None of United Security Bancshares’ directors attended less than 75 percent of all board of directors’ meetings and committee meetings of which they were a member. United Security Bancshares has a standing Audit Committee and Compensation Committee. The board has no separate nominating committee; however, the independent directors meeting in executive session handle director nominations. The board believes that its independent directors can effectively perform the functions of a traditional nominating committee.

Corporate Governance Principles and Board Matters

United Security Bancshares is committed to having sound corporate governance principles that are important to the way United Security Bancshares manages its business and to maintaining United Security Bancshares’ integrity in the marketplace. United Security Bancshares’ charter of the Audit Committee is available at http://www.unitedsecuritybank.com.

Board and Audit Committee Independence

The Board has determined that, with the exception of Mr. Dennis Woods all of the directors standing for reelection are “independent” within the meaning of the listing standards set by the Nasdaq Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the current members of the Audit Committee is “independent” within such director independence standards and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the NASDAQ Rules.

Leadership Structure of Board

The Bylaws of United Security Bancshares permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Corporate Governance Committee/Nominating Committee reviews the structure of Board and United Security Bancshares’ leadership as part of the succession planning process.

The Board believes that United Security Bancshares and its shareholders are best served at this time by having Mr. Dennis Woods serve as our Chairman and CEO. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our shareholders. It establishes one voice who speaks for United Security Bancshares to customers, employees, shareholders and other stakeholders. This structure reinforces Mr. Wood’s overall responsibility for United Security Bancshares’ business and strategy, under the oversight and subject to the review of the Board. This structure also enables Mr. Woods to act as the key link between the Board and other members of management and facilitates an efficient management process.

Financial Expert

The Board has determined that Todd Henry meets all of the attributes of an “audit committee financial expert” and “independence” as defined by the applicable rules and regulations of the SEC and NASDAQ.

Consideration of Director Nominees

Shareholder nominees

United Security Bancshares’ independent directors meeting in executive session will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as they consider all nominees on their merits as discussed below. Any shareholder nominations proposed for consideration by the independent directors should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

United Security Bancshares

2126 Inyo Street

Fresno, California 93721

In addition, the bylaws of United Security Bancshares permit stockholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.

Selection and Evaluation of Director Candidates

The independent directors are responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to United Security Bancshares, functional expertise in areas such as marketing, human resources, operations, finance and information technology and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The independent directors do not have any written specific minimum qualifications or skill requirements that must be met by either their candidates or shareholder-recommended candidates in order to serve on the Board. The independent directors identify nominees by first evaluating the current members of the Board of Directors qualified and willing to continue in service. Current members of the Board with skills and experience that are relevant to United Security Bancshares’ business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the independent directors of the Board decided not to nominate a member for reelection, the independent directors identify the desired skills and experience of a new nominee in light of the following criteria. While no specific diversity policy exists, when identifying and evaluating new directors, the independent members of the Board considers the diversity and mix of the existing Board, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), their background, skills, employment experience and community representation, the minority and female representation on the Board, public interest considerations and the implementation of United Security Bancshares’ strategic plan.

Among other things, when examining a specific candidate’s qualifications, the independent directors consider: the ability to represent the best interest of United Security Bancshares, existing relationships with United Security Bancshares, interest in the affairs of United Security Bancshares and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within United Security Bancshares’ community, community service, integrity, business judgment, ability to develop business for United Security Bancshares and the ability to work as a member of a team. All nominees to be considered at the Meeting were recommended by the independent directors in executive session.

Communications with the Board and Annual Meeting Attendance

Individuals who wish to communicate with United Security Bancshares’s Board may do so by sending an e-mail to United Security Bancshares’ Board at kbledsoe@unitedsecuritybank.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chairperson of the Audit Committee. United Security Bancshares does not have a policy regarding Board member attendance at annual meetings of shareholders. All of the then-directors of United Security Bancshares attended United Security Bancshares’s 2009 annual meeting of shareholders.

Code of Business Conduct and Code of Ethics

United Security Bancshares has adopted a Code of Business Conduct and Ethics that is applicable to the officers, directors and employees of United Security Bancshares. United Security Bancshares’ principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions also adhere to a Code of Ethics for Senior Financial Officers. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on United Security Bancshares’ website at www.unitedsecuritybank.com.

Board Oversight of Enterprise Risk

The Board has delegated responsibility for overseeing risk management for the Company to the Risk Management Committee. On an annual basis, the Company’s risk manager provides a comprehensive risk report Risk Management Committee. The Company’s risk manager reports directly to Risk Management Committee. The Risk Management Committee has primary responsibility for overseeing risk management for the Company. The Risk Management Committee also engages in periodic discussions with the risk manager, CEO, CFO, COO, CCO and CAO other Company officers as the board may deem appropriate related to risk management. In addition, each board committee has been assigned oversight responsibility for specific areas of risk and risk management to be included as an agenda topic at all regular committee meetings. The committees consider risks within their areas of responsibility, for instance the Compensation Committee considers risks that may result from changes in compensation programs, and the Loan Committee of the Bank focuses on risk related to credit and interest rates, among others.

Board Committees

Audit Committee

The Audit Committee met 9 times during the year ended December 31, 2009. During 2009, the Audit Committee of United Security Bancshares consisted of Directors Henry (chairman), Reinhard and Terzian. Director Henry is deemed by United Security Bancshares to be an “audit committee financial expert.” Director Henry has an understanding of generally accepted auditing principles (“GAAP”) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that United Security Bancshares reasonably expects to be raised by United Security Bancshares’ financial statements. Director Henry is a Certified Public Accountant.

The Audit Committee oversees United Security Bancshares’ corporate accounting and reporting practices and the quality and integrity of United Security Bancshares’ financial statements and reports, selects, hires, oversees and terminates United Security Bancshares’ independent auditors, monitors United Security Bancshares’ independent auditors’ qualifications, independence and performance, monitors United Security Bancshares’ and its affiliates’ compliance with legal and regulatory requirements, and oversees all internal auditing functions and controls.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The tax fees and other fees paid in 2008 and 2009 were approved per the Audit Committee’s pre-approval policies.

The Audit Committee meets annually to discuss and review the overall audit plan. The Board has adopted a written charter for the Audit Committee which is available on United Security Bancshares’ website at www.unitedsecuritybank.com.

Audit Committee Report

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that United Security Bancshares specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Audit Committee has reviewed United Security Bancshares’ audited financial statements and discussed such statements with management. The Audit Committee has discussed with Moss Adams LLP, United Security Bancshares’ independent auditors during the year 2009, the matters required by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

The Audit Committee received written disclosures and a letter from Moss Adams LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services is compatible with the auditors’ independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that United Security Bancshares’ audited financial statements be included in United Security Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

The Audit Committee:

Todd Henry, Chairman

Walter Reinhard

John Terzian

Corporate Governance/Nominating Committee

United Security Bancshares has a Corporate Governance/Nominating Committee that was formed in 2002 and met one time in 2009. The charter of the Corporate Governance/Nominating Committee is at the website http://www.unitedsecuritybank.com. The Corporate Governance/Nominating Committee consists of all outside directors of the Board who are independent as defined by applicable NASDAQ and SEC rules. The Corporate Governance/Nominating Committee evaluates, reviews and nominates candidates to the board of directors, reviews and approves corporate governance issues.

Compensation Committee

United Security Bancshares has a Compensation Committee that met four times in 2009. The Compensation Committee consists of, all of whom are independent as defined by applicable NASDAQ and SEC rules. The charter of the Compensation Committee is at the website http://www.unitedsecuritybank.com. The members of the Compensation Committee are Mr. Miller, Mr. Reinhard, Mr. Henry and Mr. Woolf. The Compensation Committee evaluates, reviews and nominates candidates to the board of directors, reviews human resource policies, establishes the compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, grants stock options and approves other personnel matters, which are in excess of management’s authority. No compensation consultants were used in 2009

Proposal 1:

Election of Directors

Nominees

United Security Bancshares’ Bylaws provide that the number of directors of United Security Bancshares shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or the bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the range: (i) by a resolution duly adopted by the board of directors; (ii) by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders. The exact number of directors has been set at ten (10).

The persons named below, all of whom are currently members of the board of directors, have been nominated for election as directors to serve until the 2010 annual meeting of shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all ten (10) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The ten (10) nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The following table sets forth, as of March 1, 2010, the names of, and certain information concerning, the persons nominated by the board of directors for election as directors of United Security Bancshares.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Robert G. Bitter, Pharm. D. Secretary	71	2001	Clinical Pharmacist at Madera Community Hospital; Owner of Berenda Creek Ranch and Partner in Selma Shopping Center.

Stanley J. Cavalla	59	2001	President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp.

Tom Ellithorpe	67	2001	Owner of Insurance Buying Service.

R. Todd Henry	51	2003	Certified Public Accountant (inactive), dba Henry & Company. Principal and sole owner of Westside Farming, and managing partner of Henry Family Farms LP. Former Partner in Thompson, Henry & Co.

Ronnie D. Miller Vice Chairman	68	2001	President of Ron Miller Enterprises, Inc., dba Fresno Motor Sales and Fresno Commercial Lenders.

Robert M. Mochizuki	62	2004	Orthopedic surgeon, President of Cumulous Communications Corp.

Walter Reinhard	80	2001	Retired. Private Investor. Former owner and President of Reinhard Cabinet Shop, Inc.

John Terzian	77	2001	Retired. Private investor. Former owner and President of Tollhouse Enterprises, Inc., dba Peacock Market.

Dennis R. Woods Chairman, President and Chief Executive Officer	62	2001	Chairman of the Board, President and Chief Executive Officer of United Security Bancshares and United Security Bank (also referred to as the “Bank”).

Michael T. Woolf, D.D.S.	54	2005	Dentist.

Dennis Woods

Chairman of the Board

Director since 2001

Mr. Woods is the founding chairman of the Bank, and assumed the additional duties of President and CEO in 1993. In Mr. Woods’ previous business career he was the President and CEO of a wholesale and retail food distribution company for over 20 years. Additional businesses he has been involved with are the real estate investment business, as well has diversified farming for the last 30 years. Mr. Woods has also continuously served over the years on the boards of directors of a number of non-profit organizations.

Ronnie D. Miller

Vice Chairman

Director since 2001

Mr. Ronnie Miller has lived in Fresno, California for nearly 68 years. He is the President of Ron Miller Enterprises, Inc., dba Fresno Motor Sales and Fresno Commercial Lenders. He is active in the Fresno community as a commercial lender Mr. Miller’s relevant experience in operating an automobile dealership and lender qualifies him for service as a director.

Robert G. Bitter, Pharm. D.

Corporate Secretary

Director since 2001

Dr. Bitter has lived in Madera, California for nearly 32 years. He is a clinical pharmacist at Madera Community Hospital and also the owner of Berenda Creek Ranch and a partner in Selma Shopping Center. He is active in the Madera Sunrise Rotary Club and is a Past District Governor of District 5220. He has worked extensively with youth in the community, particularly with the High School Interact Club. Through Rotary, he is involved in many diverse International Service activities. Dr. Bitter’s relevant experience in operating in different and diverse businesses, including real property management qualifies him for service as a director.

Stanley J. Cavalla

Director since 2001

Mr. Cavalla has lived in Fresno County for nearly 59 years. He is President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp. He is active in Fresno County as business and farmer. Mr. Cavalla’s relevant experience as an executive in managing, operating manufacturing and farming businesses qualifies him for service as a director.

Tom Ellithorpe

Director since 2001

Mr. Ellithorpe has lived in Fresno, California for nearly 54 years. He is the owner of Insurance Buying Service. He is active in the Fresno community as an insurance broker. Mr. Ellithorpe’s relevant experience as an executive in the insurance industry and his understanding of risk management qualifies him for service as a director.

R. Todd Henry

Director since 2003

Mr. Henry has lived in Coursegold, California for nearly 10 years. He is a Certified Public Accountant (inactive), dba Henry & Company. He is also a principal and sole owner of Westside Farming and managing partner of Henry Family Farms LP. Mr. Henry’s relevant experience as a certified public accountant and knowledge of auditing, accounting and finance qualifies him for service as a director.

Robert M. Mochizuki

Director since 2004

Dr. Mochizuki has lived in Fresno, California for nearly 11 years. He is an orthopedic surgeon and CEO of Arthroscopic Surgery Associates Corp. He is active in the Fresno community as a practicing orthopedic surgeon affiliated with Saint Agnes Medical Center, Fresno Surgical Hospital and Summit Surgery Center. Mr. Mochizuki’s relevant experience in managing and operating different businesses qualifies him for service as a director.

Walter Reinhard

Director since 2001

Mr. Reinhard has lived in Fresno, California for nearly 60 years. He is retired, and formerly the owner and president of Reinhard Cabinet Shop Inc. Mr. Reinhard’s relevant experience as a former owner and operator of Reinhard Cabinet Shop Inc. and understanding of business operations qualifies him for service as a director.

John Terzian

Director since 2001

Mr. Terzian has lived in Fresno, California for nearly 60 years. He was former owner and president of Tollhouse Enterprises, Inc. dba Peacock Market. He also served on various local and California grocery associations during his career in the grocery industry. He is active in the Fresno community as a volunteer for the American Cancer Society. Mr. Terzian’s relevant experience as a former businessman in the grocery industry and his involvement with rental real estate properties qualifies him for service as a director.

Michael Woolf, D.D.S.

Director since 2005

Dr. Woolf has lived in Fresno, California for nearly 45 years. He is a dentist. He is active in the Fresno community as a dentist and farmer. Dr. Woolf’s relevant experience as dentist, farmer, and member of various Boards and his understanding of the community qualifies him for service as a director.

All of the nominees named above have served as members of United Security Bancshares’ board of directors since its inception, other than R. Todd Henry, Robert Mochizuki and Michael T. Woolf, D.D.S. All nominees will continue to serve if elected at the meeting until the 2011 annual meeting of shareholders and until their successors are elected and have been qualified.

None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of United Security Bancshares acting within their capacities as such. There are no family relationships between any of the directors of United Security Bancshares. No director of United Security Bancshares serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Executive Officers

The following table sets forth information, as of March 1, 2010, concerning executive officers of United Security Bancshares:

Name	Age	Position and Principal Occupation For the Past Five Years
Dennis R. Woods	62	President and Chief Executive Officer of United Security Bank and United Security Bancshares.

Kenneth L. Donahue	61	Executive Vice President and Chief Administrative Officer of United Security Bank and United Security Bancshares.

Rhodlee A. Braa	68	Senior Vice President and Chief Credit Officer of United Security Bank and United Security Bancshares.

David L. Eytcheson	69	Senior Vice President and Chief Operating Officer of United Security Bank and United Security Bancshares.

Bill F. Scarborough	56	Senior Vice President and Chief Banking Officer of United Security Bank and United Security Bancshares since August, 2005. Former Senior Vice President and Regional Manager of Bank of the West from February, 2002 through November, 2004.

Elements of Compensation

Salaries

The Committee determines the levels of the components of executive compensation after reviewing the peer and other data. Outside consultants may be utilized to assist the Committee in the effort though no such consultants were used in 2009. Executive salaries are reviewed annually, but once established, are typically left unchanged for a period of years. Prior to January 2010, salaries were last increased in January 2006. The Committee recognizes that without annual increases, Company executive salaries drift below peer average salaries. The Committee practice of not granting annual salary increases was linked to executive incentive compensation of Company net income. In January 2010, the Committee delinked executive compensation from Company net income and determined that executive compensation be administered at the discretion of the Committee. At the same time, the Committee increased the annual base salary of Mr. Woods to $480,000 and the annual base salaries of the Chief Credit Officer, the Chief Operating Officer and the Chief Financial Officer to $150,000. Mr. Donahue, the Company’s Chief Financial Officer was promoted to Executive Vice President and Chief Administrative Officer with an annual salary of $190,000.

Incentive Compensation

Incentive compensation was linked to net income for all five executive officers for 2009. No incentive bonus was earned or paid for any executive officer in 2009. For 2010 the discretionary incentive bonus administered by the Committee will consider a number of factors including overall Company performance, asset quality, compliance and other performance measurements.

Stock Options

The ownership of Company equity aligns the interests of executive officers with the long-term interests of shareholders. The policy of the Company is to provide executive officers with stock options to achieve the objective of aligning the interests of executive officers with the long-term interests of shareholders. The executive officers, by having a significant ownership interest of the Company, will be better aligned with the interests of the Company’s shareholders. The stock option program may be utilized annually for executives. Historically, options granted at the time of employment as part of an initial compensation package and additional options added years later. With the exceptions of the newest executive who started in 2005 and options granted to the CEO in 2006 as part of his employment contract, no options have been granted to executives since 1997.

The Committee, in making a determination to grant additional options, shall consider the total options already held by an executive officer, the date of last grant and the amount of stock options last granted, the number of shares of Company stock acquired through exercise of stock options sold by the executive officer and the percentage of Company stock ownership level held by the executive officer. Under the Company’s compensation policy the Committee shall not make an annual option grant to an executive officer who had a new hire stock option grant within three (3) years of the hire date of such executive officer, and the Committee shall not make an annual option grant to an executive officer who owns less than three (3) times his or her annual base salary in Company stock (as measured by market value) as of the date of the expected grant. No stock options were granted in 2009.

Supplemental Executive Retirement Plan

The SERP’s have historically been awarded as part of the initial compensation package except with the original SERP awards, which were awarded after the executives had been employed for two or more years. The SERP of the CEO was awarded in June 1996 and was fully earned by June 2007 and can be drawn on by the CEO, when he retires. The CEO is entitled to compensation for 15 years at $100,000 per year under his SERP. The SERP’s of the CFO (now the CAO), CCO and COO were awarded in January 1997 and were fully earned after January 1, 2008 and can be drawn on by the them, when they reach retirement age. They are entitled to compensation for 15 years at $50,000 per year under their SERP’s. The SERP of the CBO was awarded in January 2006 and is fully earned after January 2017 and can be drawn on by the CBO, if he retires, beginning January 2018. The CBO is entitled to compensation for 15 years at $50,000 per year under his SERP.

The Committee expects its executive officers to be long-term loyal leaders of the Company, and therefore should be provided with a supplemental executive retirement agreement (“SERP”) as part of their total compensation package. A major condition of the payment of benefits is their long-term service with the Company. Therefore, vesting is set pro-rata for each year over the term of the SERP. Prior service credit for any newly hired executive is not permitted, except in the discretion of the Committee. The expected annual payment under the SERP shall not exceed 50% of the annual base salary of the executive officer at the time of entering into the SERP and the duration of such benefit payments shall not exceed fifteen (15) years after retirement. The Committee may increase the annual payment amount of the SERP to 50% of the annual base salary averaged over the last five years of the executive officer’s employment with the Company. The Committee may also approve a split dollar agreement related to the SERP of an executive officer, and determine the terms of such split dollar agreement including the treatment of imputed income of such split dollar agreement to the executive officer and any gross up of taxes associated with the imputed income. Prior to providing any SERP to an executive officer, the Committee shall have prepared and analyzed the accounting and tax effects of any SERP.

The SERP’s provide that benefits be paid to the executive officers’ beneficiaries in the event of their deaths. The Company’s obligation to pay begins in the month following death. The Company purchases single-premium life insurance policies for each SERP issued to protect the Company for this eventuality. The life insurance polices accrue tax-free income to the Company. The policies can remain in effect until the executive is deceased, even after all benefits under the SERP have been paid or can be liquidated at the option of the Company at the cash surrender value. The death benefit is designed to return to the Company, the cost of the SERP expense and cash value of the insurance carried on its books as an asset.

Change in Control Agreements

The executive officers, excepting the CEO who has a change in control provision in his employment agreement, are covered by Change in Control Agreements (“CIC”) last renewed in February 2008, for a period of five years. Under these agreements, the executives are entitled to receive compensation within 10 days of a change in control in a lump sum amount in cash equal to the sum of 12 months of the executive’s then base salary and his or her bonus for the prior calendar year; provided however that such lump sum amount is reduced by the dollar amount necessary to allow the entire amount of such payment to be deductible for by the Company for purposes of Section 280G of the Internal Revenue Code.

In 2006, the CEO entered into a new employment agreement with the Company that contained new change in control provisions effective February 2007. Under the agreement the CEO, upon a change in control receives severance benefits in a lump sum amount in cash equal to three times the average of the last three (3) years of the CEO’s total compensation, inclusive of the CEO’s base annual salary and all incentive compensation immediately following the date of completion of the change of control. Such severance benefits to the CEO are reduced to such amount that results in the greatest amount of the change in control payment that is deductible by the Company for federal income tax purposes after taking into account all other compensation payments to or for the benefit of the CEO that are included in determining the deductibility of such payments under Section 280G of the Internal Revenue Code. In the event that all other compensation payments to or for the benefit of CEO results in the limitation of the deductibility by the Company of severance benefits under Section 280G, then no severance benefits shall be made to the CEO pursuant to his employment agreement. The Committee believes these severance benefits to the executive officers are similar to the severance benefits offered by its peers and are necessary for the retention of the named executive officers and for the recruitment of new executive officers.

Other Benefits and Perquisites

Group insurance premiums, including, medical, disability, dental and vision, are paid for by the Company for executive officers and their families. These benefits are common in most of the industry for similar positions. The Company pays these insurance benefits for all other employees and employees may elect to pay for the cost of insurance for their families. The 401k and ESOP are provided to all employees of the Company on the same basis and similar programs are offered by most of the industry. The CEO is provided with a Company owned vehicle along with reimbursement for membership dues in a country club that he owns. The COO is provided with a Company owned vehicle due to his job duties requiring extensive business travel. The Company has a corporate membership in a private restaurant, and each executive officer is authorized to utilize the membership for business purposes. The Company provides these perquisites to their named executive officers because these perquisites are offered by many of its peers, and therefore the Committee believes that providing these perquisites to the named executive officers is necessary for their retention and for the recruitment of new executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)(5)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)	(j)
Dennis R. Woods President & CEO	2009	371,055	—	—		—	(5,418)	37,197	402,834
	2008	368,036	—	—		134,487	131,395	57,339	691,257

Ken L Donahue Senior Vice President & CFO	2009	147,660	—	—	—	—	(108)	8,525	156,077
	2008	145,414	—	—	—	33,031	87,914	11,178	277,536

Rhodlee A. Braa Senior Vice President & CCO	2009	147,354	—	—	—	—	(108)	8,525	155,771
	2008	139,372	—	—	—	33,031	87,914	11,178	271,494

David L. Eytcheson Senior Vice President & COO	2009	148,885	—	—	—	—	(108)	16,722	165,499
	2008	142,815	—	—	—	33,031	87,914	23,779	287,539

William F. Scarborough Senior Vice President & CBO	2009	121,048	—	—		—	26,611	7,687	155,346
	2008	119,747	—	—		33,031	22,309	9,967	185,053

(1)	Includes compensation for accrued personal days not used (maximum 5 days) plus imputed income for life insurance provided by the Company in excess of $50,000 of coverage.
(2)	The Company has not granted stock awards.
(3)	In column (g), the Company's named executive officers participate in a non-equity incentive plan in which annual bonus payments are paid to them based on a percentage of adjusted Company net income. Amounts in this column represent payments earned in the year shown but paid in January of the following year.
(4)	The amounts in column (h) reflect the actuarial increase in the present value of the named executive officer’s benefits under the officer’s supplemental executive retirement plan salary continuation agreement. The amounts are established by the Company determined using interest rate assumptions consistent with those used in the Company’s financial statements.
(5)	See following table for details of All Other Compensation column amounts

All Other Compensation

Name and Principal Position	Year	Auto ($)	Club Membership ($)	401(k) ($)	Health Insurance ($) (1)	Director Fee ($)	SERP - Medicare Tax ($) (2)	Total ($)
Dennis R. Woods President & CEO	2009	13,072	—	—	8,525	15,600	—	37,197
	2008	14,684	15,897	4,287	5,515	15,600	1,357	57,339

Ken L. Donahue Senior Vice President & CFO	2009	—	—	—	8,525	—	—	8,525
	2008	—	—	4,287	5,515	—	1,376	11,178

Rhodlee A. Braa Senior Vice President & CCO	2009	—	—	—	8,525	—	—	8,525
	2008	—	—	4,287	5,515	—	1,376	11,178

David L. Eytcheson Senior Vice President & COO	2009	8,197	—	—	8,525	—	—	16,722
	2008	12,602	—	4,287	5,515	—	1,376	23,779

William F. Scarborough Senior Vice President & CBO	2009	—	—	—	7,301	—	386	7,687
	2008	—	—	4,087	5,515	—	365	9,967

(1)	Includes the cost for medical, dental, and vision insurance premiums paid by the Company for the coverage of the executive's family and disability insurance premiums paid for the executive. The Company pays these premiums for employees, except for disability and does not pay for family members.
(2)	Medicare taxes due in connection with the SERP which the Company paid on behalf of the executive officer.

Grants of Plan Based Awards

No grants of plan-based awards were made in 2009.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-end
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Dennis R. Woods	42,461	10,615	—	$16.88	02/06/2016
Ken Donahue	—	—	—	$—	—
Rhodlee A. Braa	—	—	—	$—	—
David L. Eytcheson	—	—	—	$—	—
William F. Scarborough	42,461	12,738	—	$14.44	08/01/2015

No options were exercised during 2009. The Company has no stock awards.

The following table sets forth information on pension benefits at the end of 2009.

Pension Benefits

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Dennis R. Woods, CEO	SERP	14	984,009	—
Ken Donahue, CFO	SERP	13	478,688	—
Rhodlee A. Braa, CCO	SERP	13	478,688	—
David L. Eytcheson, COO	SERP	13	478,688	—
William F. Scarborough, CBO	SERP	4	94,002	—

(1)	Each named executive officer participates in a supplemental executive retirement plan (SERP) that provides salary continuation benefits that vest evenly over 12 years.
(2)	Present value of benefit earned in accordance with FAS 106. (See Note 11 to the Company’s financial statements included in the 2009 Annual Report).

The Company does not have any deferred compensation plan.

Perquisites

The CEO is permitted personal use of a Company owned automobile. Use of the automobile is provided for both business and personal use. The cost of a membership in Tehama Country Club is owned by the CEO and is paid by the Company. The membership is primarily used for entertaining customers or potential customers but can be used for personal benefit at his discretion. The benefit is provided to the CEO primarily to ensure his total compensation package remains competitive with peers. The CEO also earns directors fees.

The COO is permitted personal use of a Company owned automobile. This benefit is provided to the COO primarily because his duties include frequent visits to 11 branches of the Company. The Committee believes it is more equitable to the COO to provide him with a vehicle due to his job duties and such arrangement being more cost effective for the Company than mileage reimbursement at the allowed IRS rate.

The named executive officers have health insurance coverage for their spouses and dependents with the premiums paid by the Company. The Company also pays the Medicare taxes on the benefits of SERP’s that vest each year for each of the named executive officers.

401(k) and ESOP

A component of Company’s 401 (k)/ESOP recognizes and rewards employee’s contributions to its successful operation by enabling those employees to acquire a proprietary interest in United Security Bancshares’ common stock. All employees of United Security Bank are eligible to participate in the 401(k) Plan upon the first day of the month after date of hire. Participants are automatically vested 100% in all employee contributions that they may invest in any of several authorized investment vehicles, including Company common stock. United Security Bank contributes funds to match the employee’s 401(k) Plan contribution up to 5% of the employee’s eligible annual compensation. These contributions are invested in Company stock and are subject to certain vesting requirements over a period of six years. Under the ESOP portion of the plan, the Company annually contributes shares of common stock for each eligible employee’s account in an amount proportionate to the employee’s compensation. The Company’s contribution is at the discretion of the board of directors and has been 8% of employee compensation for all but two years since its inception in 1994 through 2007. In those two years the Company’s contribution was 10% of employee compensation. Employees thereby have a vested interest in contributing on an ongoing basis to the profitability of the Company, and with a vesting period of six years, they have the additional incentive to remain with United Security Bank on a long-term basis.

Executive Change in Control Agreements

The Committee believes that change in control agreements are appropriate for its top executives because have contributed to the success of the Company, and therefore it is important to protect them in the event of a change in control.

During 2008, the United Security Bank revised the Change in Control Agreements with executive officers, except for the CEO who has a change of control provision in his employment agreement. Under these agreements, the executives are entitled to receive a Change in Control Payment (as defined) within 10 days of a change in control a lump sum amount in cash equal to the sum of 12 months of the executive’s then base salary and his or her bonus for the prior calendar year; provided however that such lump sum amount is reduced by the dollar amount necessary to allow the entire amount of such payment to be deductible for by the Company for purposes of Section 280G of the Internal Revenue Code.

Effective January 1, 2007 and as revised in 2008, the CEO’s current employment agreement contains the following change in control provisions.

(A) A change in ownership of the Company or the Bank occurs on the date that any person (or group of persons) acquires ownership of stock of the Company or the Bank that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of Company or the Bank, respectively.

(B) A change in effective control of Company or the Bank occurs on the date that: (i) any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company or the Bank possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company or the Bank, respectively; or (ii) a majority of members of the Company’ or Bank’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s or the Bank’s Board, respectively prior to the date of the appointment or election.

(C) A change in the ownership of a substantial portion of The Company’ or the Bank’s assets occurs on the date that any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company or the Bank, respectively that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of the Company or the Bank, respectively immediately prior to such acquisition or acquisitions. For the purposes of the Change in Control agreement, transfers of the outstanding voting securities of the Company or the Bank made on account of deaths or gifts, transfers between family members, former spouses or transfers to a qualified retirement plan maintained by the Company or the Bank shall not be considered in determining whether there has been a Change in Control.

In the event of a Change of Control, the CEO shall be paid a lump sum amount in cash equal to three times the average of the last three (3) years of the CEO’s total compensation, inclusive of the CEO’s base annual salary and all incentive compensation immediately following the date of completion of the Change of Control. The Change of Control payment is reduced to such amount that results in the greatest amount of the Change in Control payment that is deductible by the Company for federal income tax purposes after taking into account all other compensation payments to or for the benefit of the CEO that are included in determining the deductibility of such payments under Section 280G of the Code or any successor to Section 280G of the Code. In the event that all other compensation payments to or for the benefit of CEO results in the limitation of the deductibility by the Company of such payments under Section 280G or any successor to Section 280G of the Code, then no payment shall be made to the CEO pursuant to his Change in Control Agreement.

The table below shows the maximum amounts that would be paid to the named executive officers under their respective agreements based on the executive’s salary at December 31, 2009; and assumes the triggering event was December 31, 2009.

Change in Control Payments

	Voluntary Termination Prior to Change in Control ($)	Potential Payment Post Change in Control ($) (1)	Potential Gain from Acceleration of Unvested- unexercised Incentive Stock Options ($) (2)	Total Potential Income Triggered by a Change in Control ($) (3)
Dennis Woods, CEO	0	1,623,145	0	1,623,145
Ken Donahue, CFO	0	147,660		147,660
Rhodlee A. Braa, CCO	0	147,354		147,354
David Eytcheson, COO	0	148,885		148,885
William Scarborough, CBO	0	121,048	0	121,048

(Footnotes on the following page.)

(1)

The CEO’s Change in Control (“CIC”) agreement provides for a lump sum payment equal to the prior three years salary and incentive compensation subject to the deductibility under Section 280G of the Internal Revenue Code of 1986, as amended. All other executive officers CIC agreements provide for a lump sum payment equal to the last year of such executive’s total compensation, inclusive of executive’s base annual salary and bonus for such year and the amount necessary to cover any “golden parachute taxes” that may be assessed pursuant to Section 280G of the Internal Revenue Code of 1986, as amended from time to time on such lump sum payment to the executive.
(2)	The CEO has 42,461 unvested-unexercised shares, grant price is $16.875, the CBO has 50,953 unvested-unexercised shares, grant price is $14.435, market price per share $11.35 (closing price on December 31, 2009).
(3)	The calculations assume the event triggering payments occurred on December 31, 2009.

Director Compensation

Director compensation is evaluated and recommended by the Committee and approved by the Board of Directors. Non-employee directors receive cash compensation for committee attendance, premiums for serving as chairs of certain committees, and equity grants in the form of stock options.

During 2009, directors of United Security Bancshares and United Security Bank were compensated for monthly board meetings based on a performance rating structure ranging from a minimum of $800 per meeting up to $1,300 per meeting. In addition, the vice chairman received an additional $200 per meeting and the secretary received an additional $250 per meeting. Also, directors, other than Mr. Woods, were paid $200 for their attendance at committee meetings, other than loan committee meetings, and were paid $300 for their attendance at loan committee meetings, if such committee meeting was held on a day other than the regular board of directors’ meeting. The chairman of the audit committee also received $400 per audit meeting and the chairman of the risk management committee received $300 per risk management meeting.

Historically the non-employee Company directors have received equity compensation in the form of nonqualified stock options. The Committee selected this form of equity compensation because it aligned the interests of the Board of Directors to those of the shareholder and also because of accounting and tax treatments of such awards.

The following table shows compensation paid or accrued for the last fiscal year to the Company’s non-employee directors. Mr. Woods does not receive committee fees and his director meeting fees are disclosed.

The following table sets forth information on director compensation:

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert G. Bitter, PHARM. D., Secretary	15,700	—	—	—	—	—	15,700
Stanley Cavalla	15,200	—	—	—	—	—	15,200
Tom Ellithorpe	29,600	—	—	—	—	—	29,600
Todd Henry	17,900	—	—	—	—	—	17,900
Ronnie D. Miller, Vice Chairman	30,500	—	—	—	—	—	30,500
Robert Mochizuki, M.D.	15,800	—	—	—	—	—	15,800
Walter Reinhard	18,000	—	—	—	—	—	18,000
John Terzian	14,000	—	—	—	—	—	14,000
Mike Woolf	10,000	—	—	—	—	—	10,000

Director Emeritus Plan

In 1995, United Security Bank established a Directors Emeritus Plan, which was amended in May, 2000. Those directors who (i) retire as directors of United Security Bank or (ii) retired as directors of Golden Oak Bank and Legacy Bank and who signed a shareholder’s agreement are eligible to participate in the Directors Emeritus Plan. Each Director Emeritus will be a lifetime position or until a Director Emeritus shall sell a majority of his or her ownership in United Security Bank. Directors Emeritus receive a monthly fee of $400, and receive preferential deposit and customer service with free checking as long as they serve as a Director Emeritus. Director Emeritus benefits terminate upon (i) the ultimate sale of United Security Bank, (ii) the sale of a majority of the Director Emeritus’ shares of United Security Bank’s common stock, or (iii) the finding by United Security Bank’s board of directors that the Director Emeritus is engaging in activities or making statements which are detrimental to United Security Bank or United Security Bank’s public image.

Independent Accountants

The firm of Moss Adams LLP served as the independent registered public accounting firm for United Security Bancshares with respect to the year 2009, and Moss Adams LLP has been appointed as United Security Bancshares’ certified independent public accountants for 2010. United Security Bancshares’ board has determined the firm of Moss Adams LLP to be fully independent of the operations of United Security Bancshares.

The Audit Committee approved 100% of all professional services rendered by Moss Adams LLP during the 2009 and 2008 fiscal years, respectively, including pre-approval of all audit and permissible non-audit services, and considered whether the provision of such services is compatible with Moss Adams LLP maintaining its independence.

Aggregate fees billed by Moss Adams LLP to United Security Bancshares for the years ended 2009 and 2008 are as follows:

	2009	2008
Audit Fees	$339,204	$357,969

Audit related fees
Tax fees associated with consulting and return preparation	$31,177	$45,014

The Audit Committee of United Security Bancshares has considered the provision of non-audit services provided by Moss Adams LLP to be compatible with maintaining the independence of Moss Adams LLP.

Moss Adams LLP audited United Security Bancshares’ financial statements for the year ended December 31, 2009. It is anticipated that a representative of Moss Adams LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Proposal 2:

Ratification of Selection of Independent Registered Public Accounting Firm

The firm of Moss Adams, LLP, California, served as the independent registered public accounting firm of United Security Bancshares through the year 2009. United Security Bancshares has selected Moss Adams LLP to serve as the independent registered public accounting firm of United Security Bancshares for the year 2010. All services rendered by Moss Adams LLP were approved by the Board, which has determined the firm of Moss Adams LLP to be independent.

In the event shareholders do not ratify the selection of Moss Adams LLP to serve as the independent registered public accounting firm of United Security Bancshares for the forthcoming fiscal year, such selection will be reconsidered by the Audit Committee and the Board of United Security Bancshares.

Ratification of the selection of Moss Adams LLP to serve as the independent registered public accounting firm of United Security Bancshares for 2010 requires the affirmative vote of a majority of the outstanding shares of United Security Bancshares’ voting stock represented and voting at the meeting.

Management recommends that the shareholders vote “FOR” ratification of the selection of Moss Adams LLP to serve as the independent registered public accounting firm of United Security Bancshares for 2010.

Shareholder Proposal

Shareholder proposals to be submitted for presentation at the 2010 annual meeting of shareholders of United Security Bancshares must be received by United Security Bancshares no later than December 27, 2010.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by United Security Bancshares under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled and “Audit Committee Report” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Certain Transactions

Some of the directors and executive officers of United Security Bancshares and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, United Security Bank in the ordinary course of United Security Bank’s business, and United Security Bank expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

United Security Bancshares

Dated: April 20, 2010	Robert G. Bitter, Secretary

It is very important that every shareholder vote. Whether or not you plan to attend the annual meeting, we urge you to submit a proxy as promptly as possible to vote your shares via Internet, telephone or mail.

In order to facilitate the providing of adequate accommodations, when voting please also let us know whether or not you expect to attend the meeting.

A copy of United Security Bancshares’ annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2010 is available without charge upon written request to Mr. Richard Shupe at 2126 Inyo Street, Fresno, California, 93721. The 10-K is also available at http://www.unitedsecuritybank.com/index.php?option=com_wrapper&Itemid=114.

Proxy

United Security Bancshares

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints Tom Ellithorpe, Ronnie D. Miller and John Terzian as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of United Security Bancshares which the undersigned would be entitled to vote at the meeting of shareholders to be held on Wednesday, May 19, 2010, at 7:00 p.m., at the Company’s corporate offices, located at 2126 Inyo Street, Fresno, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of ten (10) persons to be directors.

Robert G. Bitter, Pharm. D.	Ronnie D. Miller
Stanley J. Cavalla	Walter Reinhard
Tom Ellithorpe	John Terzian
R. Todd Henry	Dennis R. Woods
Robert M. Mochizuki	Michael T. Woolf, D.D.S.

☐	FOR ALL NOMINEES LISTED ABOVE	☐	WITHHOLD AUTHORITY
(except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below:)

2.	To ratify the selection of Moss Adams LLP as the independent public accountants for United Security Bancshares for the year ending December 31, 2010.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Please Sign and Date Below

The board of directors recommends a vote “FOR” each of the directors named above and “FOR” the ratification of independent public accountants. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

Please date this proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I Do	☐ I Do Not	Expect to Attend the Meeting.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of United Security Bancshares a duly executed proxy bearing a later date or an instrument revoking this proxy or by attending the meeting and voting in person.